Exhibit 99.1

NEWS RELEASE
Corporate Headquarters 96 South George Street York, Pennsylvania 17401 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	John P. Jacunski	Eileen L. Beck
	(717) 225-2794	(717) 225-2793

GLATFELTER REPORTS THIRD QUARTER 2018 RESULTS

~ Significant progress on strategic transformation ~

~ Launching plan to eliminate $14 million to $16 million of corporate costs ~

YORK, Pennsylvania – November 6, 2018 – Glatfelter (NYSE: GLT) a leading global supplier of engineered materials, today reported its results for the third quarter of 2018.  As part of the Company’s strategic transformation, Glatfelter completed the sale of its Specialty Papers business unit on October 31, 2018. Accordingly, Specialty Papers’ results are classified as discontinued operations for all periods presented in this release including the recognition of a $97.5 million after-tax impairment charge in connection with the sale of the business unit.  The Company’s third-quarter 2018 and 2017 results are summarized in the following table:

	Three months ended September 30
	2018		2017
In thousands, except per share	Amount	EPS	Amount	EPS

Net income (loss)	$(95,831)	$(2.19)	$12,106	$0.27
Income (loss) from discontinued operations, net of tax	(95,126)		7,060
Income (loss) from continuing operations	(705)		5,046
Adjusted earnings (loss) from continuing operations	(195)	$-	7,640	$0.17

On an adjusted basis, earnings from continuing operations for the third quarter of 2018 were a loss of $0.2 million, or $0.00 per share compared with adjusted earnings of $7.6 million, or $0.17 per diluted share, for the same period a year ago.  Corporate shared services costs totaling $6.9 million and $7.2 million for the third quarter of 2018 and 2017, respectively, previously included in Specialty Papers’ results are required to be included in income from continuing operations.  Adjusted earnings is a non-GAAP financial measure for which a reconciliation to the nearest GAAP-based measure is provided within this release.

Consolidated net sales totaled $209.9 million and $210.1 million for the three months ended September 30, 2018 and 2017, respectively.  On a constant currency basis, Composite Fibers’ net sales decreased by 0.8% and Advanced Airlaid Materials’ net sales increased by 4.8%.

“We made significant progress on our previously announced strategy to transform Glatfelter into a leading, global engineered materials company,” said Dante C. Parrini, Chairman and Chief Executive Officer.  “We successfully completed two major transactions, both of which closed in October.  The sale of the Specialty Papers business and the acquisition of a nonwovens business in Steinfurt, Germany, support our strategic focus and further solidify our platform for long-term growth.  In addition, we are well positioned for growth to accelerate in our airlaid business driven by our new Fort Smith, Arkansas, facility and the Steinfurt acquisition.”

Mr. Parrini continued, “While we made progress on our transformation, we continue to face competitive market conditions and the impact of the rapid rise in raw material prices in our Composite Fibers business.  We have maintained our focus on reducing costs and improving efficiency to address these challenges and we recently announced price increases for this business.  We are also launching a plan to right-size our corporate cost structure now that the sale of the Specialty Papers business is complete and we expect to eliminate $14 million to $16 million of expenses by the end of 2019.  The growth opportunities we see in front of us and these actions continue to give me confidence in the longer-term potential of our engineered materials businesses and the value they will deliver to our shareholders.”

Glatfelter Reports Third Quarter 2018 Results	page 2

The following table sets forth a reconciliation of results on a GAAP basis to an adjusted earnings basis, a non-GAAP measure:

	Three months ended September 30
	2018		2017
In thousands, except per share	Amount	EPS	Amount	EPS

Net income (loss)	$(95,831)	$(2.19)	$12,105	$0.27
(Income) loss from discontinued operations, net of tax	95,126	2.17	(7,060)	(0.16)
Income (loss) from continuing operations	(705)	(0.02)	5,045	0.11

Adjustments (pre-tax)
Strategic initiatives	(1,342)		—
Airlaid capacity expansion costs	867		2,581
Cost optimization actions	—		250
Timberland sales and related costs	(249)		(114)
Total adjustments (pre-tax)	(724)		2,717
Income taxes (1)	622		(123)
U.S. Tax Reform	612		—
Total after-tax adjustments	510	0.01	2,594	0.06
Adjusted earnings (loss) from continuing operations	$(195)	$0.00	$7,639	$0.17

(1)	Tax effect on adjustments calculated based on the incremental effective tax rate of the jurisdiction in which each adjustment originated and the related impact of valuation allowances.

The sum of individual per share amounts set forth above may not agree to adjusted earnings per share due to rounding.

A description of each of the adjustments presented above is included later in this release.

Third Quarter Business Unit Results

Composite Fibers

	Three months ended September 30
Dollars in thousands	2018	2017	Change

Tons shipped (metric)	37,421	39,725	(2,304)	(5.8)%
Net sales	$139,176	$142,349	$(3,173)	(2.2)%
Operating income	11,859	16,363	(4,504)	(27.5)%
Operating margin	8.5%	11.5%

Composite Fibers’ net sales decreased $3.2 million, or 2.2%, primarily due to a 5.8% decline in shipping volumes.  Higher average selling prices totaling $2.2 million offset a $2.0 million impact of unfavorable currency translation.

Composite Fibers’ third quarter of 2018 operating income totaled $11.9 million, a decrease of $4.5 million compared to the year-ago period.  Operating results were adversely impacted by $4.7 million of higher input costs, primarily due to significantly higher woodpulp prices.  Currency translation unfavorably impacted results by $1.8 million.

Advanced Airlaid Materials

	Three months ended September 30
Dollars in thousands	2018	2017	Change

Tons shipped (metric)	24,032	23,805	227	1.0%
Net sales	$70,680	$67,770	$2,910	4.3%
Operating income	5,524	8,237	(2,713)	(32.9)%
Operating margin	7.8%	12.2%

Advanced Airlaid Materials’ net sales increased $2.9 million primarily due to $2.0 million from higher selling prices and a 1.0% increase in shipping volumes.

Glatfelter Reports Third Quarter 2018 Results	page 3

Operating income for the third quarter of 2018 decreased $2.7 million compared to the year-ago period primarily due to higher raw material prices of $1.6 million, a $1.2 million increase in depreciation expense related to the investment in the Fort Smith facility and the impact of higher fixed costs from the new facility with limited shipping volume growth.  Currency translation unfavorably impacted operating income by $0.8 million.

Other Financial Information

In the third quarter of 2018, the Company recorded a tax provision of $3.5 million on pre-tax income from continuing operations of $2.8 million.  On adjusted pre-tax income of $2.0 million, income tax expense was $2.2 million including a $0.9 million impact to deferred taxes from a state tax law change.

2018 Year-to-Date

The following table sets forth a reconciliation of results determined on a GAAP basis to adjusted earnings:

	Nine months ended September 30
	2018		2017
In thousands, except per share	Amount	EPS	Amount	EPS

Net income (loss)	$(97,512)	$(2.23)	$17,994	$0.41
(Income) loss from discontinued operations, net of tax	100,353	2.29	(8,907)	(0.20)
Income from continuing operations	2,841	0.06	9,087	0.21
Adjustments (pre-tax)
Strategic initiatives	853		—
Airlaid capacity expansion costs	5,572		7,034
Cost optimization actions	—		3,038
Timberland sales and related costs	(1,929)		(188)
Total adjustments (pre-tax)	4,496		9,884
Income taxes (1)	(191)		(1,122)
U.S. Tax Reform	604		—
Total after-tax adjustments	4,909	0.11	8,762	0.20
Adjusted earnings from continuing operations	$7,750	$0.18	$17,849	$0.40

(1)	Tax effect on adjustments calculated based on the incremental effective tax rate of the jurisdiction in which each adjustment originated and the related impact of valuation allowances.

The sum of individual per share amounts set forth above may not agree to adjusted earnings per share due to rounding.

A description of each of the adjustments presented above is included later in this release.

Balance Sheet and Other Information

Cash and cash equivalents totaled $234.1 million as of September 30, 2018, and net debt was $412.2 million compared with $365.2 million at the end of 2017.  (Refer to the calculation of this measure provided in the tables at the end of this release.)

Capital expenditures during 2018 and 2017 are summarized below:

Capital Expenditures	Three months ended September 30		Nine months ended September 30
In thousands	2018	2017	2018	2017

Airlaid capacity expansion	$124	$11,426	$12,743	$32,847
Normal capital expenditures	6,094	9,536	19,412	25,131
Total capital expenditures	$6,218	$20,962	$32,155	$57,978

Adjusted free cash flow for the nine months of 2018 was $(35.6) million compared with $(4.6) million in 2017.  (Refer to the calculation of this measure provided in the tables at the end of this release.)

Discontinued Operations

Glatfelter Reports Third Quarter 2018 Results	page 4

On October 31, 2018, we completed the previously announced sale of our Specialty Papers business unit on a cash free and debt free basis to Pixelle Specialty Solutions LLC, an affiliate of Lindsay Goldberg (the “Purchaser”) for $360 million.  Cash proceeds from the sale were approximately $323 million reflecting estimated purchase price adjustments as of the closing date and the assumption by the Purchaser of approximately $38 million of retiree healthcare liabilities.  In addition, the Purchaser assumed approximately $220 million of pension liabilities relating to Specialty Papers’ employees and will receive approximately $270 million of related assets from the Company’s existing pension plan

The results of operations for our Specialty Papers business unit have been classified as discontinued operations for all periods presented in the consolidated statements of income. The related assets and liabilities of this business unit have been classified as held for sale in the consolidated balance sheets for all periods presented.

During the quarter we recognized an after-tax loss from discontinued operations of $95.1 million including an after-tax impairment charge of $97.5 million in connection with the sale of the Specialty Papers business unit.

Conference Call

As previously announced, the Company will hold a conference call today at 11:00 a.m. (Eastern) to discuss its third quarter results.  The Company will make available on its Investor Relations website this quarters’ earnings release and an accompanying financial presentation which includes significant financial information to be discussed on the conference call including the Company’s outlook pertaining to financial performance.  Information related to the conference call is as follows:

What:	Glatfelter’s 3rd Quarter 2018 Earnings Release Conference Call

When:	Tuesday, November 6, 2018, 11:00 a.m. (ET)

Number:	US dial 888.335.5539

International dial 973.582.2857

Conference ID:	9465538

Webcast:	http://www.glatfelter.com/about_us/investor_relations/default.aspx

Rebroadcast Dates:	November 6, 2018, 2:00 p.m. through November 20, 2018, 11:59 p.m.

Rebroadcast Number:	Within US dial 855.859.2056

International dial 404.537.3406

Conference ID:	9465538

Interested persons who wish to hear the live webcast should go to the website prior to the starting time to register and ensure any necessary audio software is installed.

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements.  Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to changes in industry, business, market, and economic conditions, demand for or pricing of its products, market growth rates and currency exchange rates.  In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements.  The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.  More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter

Glatfelter Reports Third Quarter 2018 Results	page 5

Glatfelter (NYSE: GLT) is a leading global supplier of engineered materials. The Company’s high-quality, innovative and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene and packaging products as well as home improvement and industrial applications. Headquartered in York, PA, the Company’s net sales approximate $950 million with customers in over 100 countries and approximately 2,300 employees worldwide. Operations include eleven manufacturing facilities located in the United States, Canada, Germany, France, the United Kingdom and the Philippines. Additional information about Glatfelter may be found at www.glatfelter.com.

P. H. Glatfelter Company and subsidiaries

Consolidated Statements of Income

(unaudited)

	Three months ended September 30		Nine months ended September 30
In thousands, except per share	2018	2017	2018	2017
Net sales	$209,855	$210,120	$636,806	$591,035
Costs of products sold	179,983	172,745	537,073	485,783
Gross profit	29,872	37,375	99,733	105,252
Selling, general and administrative expenses	25,799	27,083	81,915	81,530
Gains on dispositions of plant, equipment and timberlands, net	(249)	(93)	(1,939)	(168)
Operating income	4,322	10,385	19,757	23,890
Non-operating income (expense)
Interest expense	(3,965)	(3,324)	(11,237)	(10,025)
Interest income	147	51	227	209
Other, net	2,253	(387)	1,131	(558)
Total non-operating expense	(1,565)	(3,660)	(9,879)	(10,374)
Income from continuing operations before income taxes	2,757	6,725	9,878	13,516
Income tax provision	3,462	1,680	7,037	4,429
Income (loss) from continuing operations	(705)	5,045	2,841	9,087

Discontinued operations:
Income (loss) before income taxes	(114,656)	9,661	(128,714)	14,422
Income tax provision (benefit)	(19,530)	2,601	(28,361)	5,515
Income (loss) from discontinued operations	(95,126)	7,060	(100,353)	8,907
Net income (loss)	$(95,831)	$12,105	$(97,512)	$17,994

Basic earnings (loss) per share
Income (loss) from continuing operations	$(0.02)	$0.12	$0.06	$0.21
Income (loss) from discontinued operations	(2.17)	0.16	(2.29)	0.20
Basic earnings (loss) per share	$(2.19)	$0.28	$(2.23)	$0.41

Diluted earnings (loss) per share
Income (loss) from continuing operations	$(0.02)	$0.11	$0.06	$0.21
Income (loss) from discontinued operations	(2.17)	0.16	(2.29)	0.20
Diluted earnings (loss) per share	$(2.19)	$0.27	$(2.23)	$0.41

Cash dividend declared per common share	$0.13	$0.13	$0.39	$0.39

Weighted average shares outstanding
Basic	43,792	43,617	43,754	43,601
Diluted	43,792	44,182	43,754	44,410

Glatfelter Reports Third Quarter 2018 Results	page 6

Business Unit Financial Information

(unaudited)

Three months ended September 30
Dollars in millions	Composite Fibers		Advanced Airlaid Materials		Other and Unallocated		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Net sales	$139.2	$142.3	$70.7	$67.8	$—	$—	$209.9	$210.1
Costs of products sold	116.8	115.0	62.3	57.2	0.9	0.5	180.0	172.7
Gross profit (loss)	22.4	27.3	8.4	10.6	(0.9)	(0.5)	29.9	37.4
SG&A	10.5	10.9	2.9	2.4	12.4	13.8	25.8	27.1
(Gains) losses on dispositions of plant, equipment
and timberlands, net	—	—	—	—	(0.2)	(0.1)	(0.2)	(0.1)
Total operating income (loss)	11.9	16.4	5.5	8.2	(13.1)	(14.2)	4.3	10.4
Non operating expense	—	—	—	—	(1.6)	(3.7)	(1.6)	(3.7)
Income (loss) before income taxes	$11.9	$16.4	$5.5	$8.2	$(14.7)	$(17.9)	$2.8	$6.7

Supplementary Data
Metric tons sold (thousands)	37.4	39.7	24.0	23.8	—	—	61.5	63.5
Depreciation, depletion and amortization	$7.1	$7.1	$3.4	$2.5	$1.0	$0.6	$11.5	$10.2
Capital expenditures	3.0	3.8	1.9	12.6	1.3	4.6	6.2	21.0

Nine months ended September 30
Dollars in millions	Composite Fibers		Advanced Airlaid Materials		Other and Unallocated		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Net sales	$423.7	$400.6	$213.1	$190.4	$—	$—	$636.8	$591.0
Costs of products sold	349.5	322.2	184.7	160.7	2.9	2.9	537.1	485.8
Gross profit (loss)	74.2	78.4	28.4	29.7	(2.9)	(2.9)	99.7	105.3
SG&A	34.0	32.9	8.1	6.9	39.8	41.7	81.9	81.5
(Gains) losses on dispositions of plant, equipment
and timberlands, net	—	—	—	—	(1.9)	(0.2)	(1.9)	(0.2)
Total operating income (loss)	40.2	45.5	20.3	22.8	(40.8)	(44.4)	19.8	23.9
Non operating expense	—	—	—	—	(9.9)	(10.4)	(9.9)	(10.4)
Income (loss) before income taxes	$40.2	$45.5	$20.3	$22.8	$(50.7)	$(54.8)	$9.9	$13.5

Supplementary Data
Metric tons sold (thousands)	110.4	112.9	72.4	69.5	—	—	182.8	182.4
Depreciation, depletion and amortization	$21.7	$20.9	$9.7	$7.1	$3.3	$2.3	$34.7	$30.3
Capital expenditures	10.9	10.6	17.6	36.1	3.7	11.3	32.2	58.0

The sum of individual amounts set forth above may not agree to the consolidated financial statements included herein due to rounding.

Glatfelter Reports Third Quarter 2018 Results	page 7

Selected Financial Information

(unaudited)

	Nine months ended September 30
In thousands	2018	2017

Cash Flow Data
Cash from continuing operations provided (used) by:
Operating activities	$(16,212)	$20,501
Investing activities	(30,150)	(57,869)
Financing activities	148,316	72,654

Depreciation, depletion and amortization	34,731	30,276
Capital expenditures	32,155	57,978

	September 30	December 31
	2018	2017
Balance Sheet Data
Cash and cash equivalents	$234,070	$116,219
Total assets	1,750,775	1,730,795
Total debt	646,310	481,396
Shareholders’ equity	606,946	708,928

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

This press release includes a measure of earnings before the effects of certain specifically identified items, which is referred to as adjusted earnings, a non-GAAP measure.  The Company uses non-GAAP adjusted earnings to supplement the understanding of its consolidated financial statements presented in accordance with GAAP.  Non-GAAP adjusted earnings is meant to present the financial performance of the Company’s core operations, which consist of the production and sale of composite fibers papers and airlaid non-woven materials.  Management and the Company’s Board of Directors use non-GAAP adjusted earnings to evaluate the performance of the Company’s fundamental business in relation to prior periods.  For purposes of determining adjusted earnings, the following items are excluded:

•

Strategic initiatives. These adjustments primarily reflect one-time professional and legal fees incurred directly related to evaluating and executing certain strategic initiatives and a currency translation gain on acquisition financing.

•

Airlaid capacity expansion. These adjustments reflect non-capitalized, one-time costs incurred related to the start-up of a new airlaid production facility in Fort Smith, Arkansas and implementation of a new business system.

•

Cost optimization actions. These adjustments reflect charges incurred in connection with initiatives to optimize the cost structure of certain business units in response to changes in business conditions.  The costs are primarily related to headcount reduction efforts, asset write-offs and certain contract termination costs.

•

Timberland sales and related costs. These adjustments exclude gains from the sales of timberlands as these items are not considered to be part of our core business, ongoing results of operations or cash flows.  These adjustments are irregular in timing and amount and may significantly impact our operating results.

•

U.S. Tax Reform. These adjustments reflect amounts estimating the impact of the Tax Cuts and Jobs Act (“TCJA”) which was signed into law on December 22, 2017.  The TCJA includes, among many provisions, a tax on the mandatory repatriation of earnings of the Company’s non-U.S. subsidiaries and a change in the corporate tax rate from 35 % to 21%.

Glatfelter Reports Third Quarter 2018 Results	page 8

Unlike net income determined in accordance with GAAP, non-GAAP adjusted earnings does not reflect all charges and gains recorded by the Company for the applicable period and, therefore, does not present a complete picture of the Company’s results of operations for the respective period.  However, non-GAAP adjusted earnings provide a measure of how the Company’s core operations are performing, which management believes is useful to investors because it allows comparison of such operations from period to period.  Non-GAAP adjusted earnings should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

Calculation of Adjusted Free Cash Flow	Three months ended September 30		Nine months ended September 30
In thousands	2018	2017	2018	2017

Cash from operations	$7,661	$14,792	$(16,212)	$20,501
Less: Capital expenditures	(6,218)	(20,962)	(32,155)	(57,978)
Add back: Airlaid capacity expansion	124	11,426	12,743	32,847
Adjusted free cash flow	$1,567	$5,256	$(35,624)	$(4,630)

Net Debt	September 30	December 31
In thousands	2018	2017

Current portion of long-term debt	$10,904	$11,298
Long term debt	635,406	470,098
Total	646,310	481,396
Less: Cash	(234,070)	(116,219)
Net Debt	$412,240	$365,177